EXHIBIT 99.1

                                     [LOGO]
                                   WORKSTREAM

                WORKSTREAM CLOSES PROACT TECHNOLOGIES ACQUISITION

   Acquisition Completes Workstream's Software as a Service TalentCenter Suite

OTTAWA, ON. AND WHITE PLAINS, NY - JANUARY 3, 2005 - Workstream Inc. (NASDAQ:
WSTM), a provider of Enterprise Workforce Management software, today announced the closing of its acquisition of ProAct Technologies, a provider of HR software solutions for personalized benefits, communications and decision support for employers, health plans and HR BPO's. This transaction will be accretive and add over $10 million in revenue in calendar 2005.

"With more then 10 million employees and managers being serviced monthly, across 400 of the Fortune 2000, Workstream is emerging as the clear leader in the HR Software as a Service (SaaS) market,' stated Michael Mullarkey, Chairman and CEO of Workstream Inc. "With the successful launch of Workstream's TalentCenter suite and acquisition of ProAct, Workstream is now uniquely positioned as the only company to market an end-to-end suite of Enterprise Workforce Management solution that includes recruiting, benefits, performance management, compensation and rewards software.

Under the terms of the deal, Workstream acquired the assets of ProAct Technologies and paid approximately $9.73 million consisting of $5.5 million in cash, $1.53 million in debt and $2.7 million in Workstream common stock consisting of 659,787 shares in Workstream common stock with an additional 253,764 shares in common stock to be held in escrow and to be released upon certain goals and representations being achieved.

ABOUT WORKSTREAM INC.

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Benefits, Performance Management, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an Software as a Service delivery model to help companies build high performing workforces, while controlling costs. With 11 offices across North America, Workstream services customers including Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

ABOUT PROACT TECHNOLOGIES

With responsibility for managing benefits shifting from corporations to employees, companies like Agilent Technologies, CIGNA, GlaxoSmithKline, Humana, Maytag and Verizon Wireless are taking advantage of ProAct's flexible, Web-based software to deliver personalized benefits and HR information, and provide self-service enrollment and associated decision support. ProAct solutions help employers, health plans and outsourcers automate critical business functions either through its best-of-breed software for specific requirements, like delivering summary plan descriptions, or its integrated suite of products including online provider search and real-time total wealth statements. Using a common technology platform, ProAct software integrates content, data, decision support tools and transactions in a single, seamless process. And since ProAct has the most open technology to operate with industry standards from Microsoft to Linux, ProAct applications can integrate with any back end system. More information can be found at www.proactcorp.com.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

CONTACT:
Tammie Brown
Workstream, Inc.
1-877-327-8483 ext. 263
tammie.brown@workstreaminc.com